UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2024

Royalty Pharma plc

(Exact name of registrant as specified in its charter)

England and Wales	001-39329	98-1535773
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 East 59th Street New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 883-0200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	RPRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On June 17, 2024, PTC Therapeutics, Inc. (“PTC”) exercised an option to sell half of its retained royalties on Roche’s Evrysdi to a subsidiary of Royalty Pharma plc (“Royalty Pharma” or the “Company”) for approximately $242 million upfront. This option arose from the Evrysdi royalty transaction with PTC announced in October 2023.

Evrysdi, marketed by Roche, is an orally administered survival motor neuron-2 (SMN2) splicing modifier for the treatment of spinal muscular atrophy (SMA) that was approved by the U.S. Food and Drug Administration in 2020. In 2023, Evrysdi generated sales of approximately CHF 1.4 billion ($1.6 billion), an increase of 39% at constant exchange rates versus the prior year.

Transaction Terms

The total royalty that Roche pays on worldwide net product sales of Evrysdi is tiered ranging from 8% to 16%. Following the transaction announced today, in total, Royalty Pharma is increasing its ownership of the Evrysdi royalty from 81% to 90.5% (before the cap, as detailed below), equating to a royalty of 7.2% to 14.5% (not including any exercise of future options by PTC). Royalty Pharma will receive the increased 90.5% of the Evrysdi royalty starting with royalties paid in respect of sales for the second quarter of 2024.

Additionally, until December 31, 2025, PTC will have the option to sell its remaining 9.5% of the Evrysdi royalty to Royalty Pharma for $250 million less royalties received.

Royalty Transaction Details

Date	July 2020	October 2023	June 2024 (PTC option)	Total (June 2024)
Funding amount	$650m upfront	$1.0bn upfront	$250m upfront	$1.9bn upfront (up to $250m option)

Royalty purchased	43% of royalties	38% of royalties before cap and 67% of royalties above cap	9.5% of royalties before cap and 16.7% of royalties above cap	90.5% of royalties before cap and 84% of royalties above cap

Effective royalty rate prior to 2020 deal cap (on worldwide net sales)	• 3.4% up to $500m • 4.7% on $500m-$1.0bn • 6.0% on $1.0-$2.0bn • 6.9% >$2.0bn	• 3.0% up to $500m • 4.2% on $500m-$1.0bn • 5.3% on $1.0-$2.0bn • 6.1% >$2.0bn	• 0.8% up to $500m • 1.1% on $500m-$1.0bn • 1.3% on $1.0-$2.0bn • 1.5% >$2.0bn	(Total and half of PTC option exercised) • 7.2% up to $500m • 10.0% on $500m-$1.0bn • 12.7% on $1.0-$2.0bn • 14.5% >$2.0bn

Additional details	Royalties cease when aggregate royalties paid equal $1.3bn	PTC may sell remaining royalty to Royalty Pharma for $500m less royalties received	PTC exercises right to sell half of retained royalty for $250m less royalties received	After $1.3bn cap from July 2020 transaction, Royalty Pharma entitled to 84% of royalties

Estimated duration	2030-2035	2035-2036	2035-2036	2035-2036

Forward-Looking Statements

The information set forth herein does not purport to be complete or to contain all of the information you may desire. Statements contained herein are made as of the date of this Form 8-K unless stated otherwise, and neither the delivery of this Form 8-K at any time, nor any sale of securities, shall under any circumstances create an implication that the information contained herein is correct as of any time after such date or that information will be updated or revised to reflect information that subsequently becomes available or changes occurring after the date hereof.

This Form 8-K contains statements that constitute “forward-looking statements” as that term is defined in the United States Private Securities Litigation Reform Act of 1995, including statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. Examples include discussion of our strategies, financing plans, growth opportunities and market growth. In some cases, you can identify such forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “target,” “forecast,” “guidance,” “goal,” “predicts,” “project,” “potential” or “continue,” the negative of these terms or similar expressions.

Forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to the Company. However, these forward-looking statements are not a guarantee of our performance, and you should not place undue reliance on such statements. Forward-looking statements are subject to many risks, uncertainties and other variable circumstances, and other factors. Such risks and uncertainties may cause the statements to be inaccurate and readers are cautioned not to place undue reliance on such statements. Many of these risks are outside of the Company’s control and could cause its actual results to differ materially from those it thought would occur. The forward-looking statements included in this Form 8-K are made only as of the date hereof. The Company does not undertake, and specifically declines, any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments, except as required by law.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROYALTY PHARMA PLC

Date: June 20, 2024	By:	/s/ Terrance Coyne
Terrance Coyne
Chief Financial Officer